                                                                    EXHIBIT 99.2

AUDITED FINANCIAL STATEMENTS OF RITTENHOUSE L.L.C.
--------------------------------------------------




RITTENHOUSE, L.L.C.

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1999 AND 1998
TOGETHER WITH AUDITORS' REPORT

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Rittenhouse, L.L.C.

We have audited the accompanying consolidated balance sheets of RITTENHOUSE, L.L.C. (an Illinois limited liability corporation) as of December 31, 1999 and 1998, and the related statements of operations, members' equity and cash flows for the years ended December 31, 1999, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rittenhouse, L.L.C. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999, 1998 and 1997, in conformity with accounting principles generally accepted in the United States.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Chicago, Illinois
April 5, 2000
(except with respect to the matter discussed in Note 13, as to which the date is April 17, 2000)

                              RITTENHOUSE, L.L.C.


                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1999 AND 1998


                              ASSETS                                     1999                 1998
------------------------------------------------------------         -----------          -----------

CURRENT ASSETS:
  Cash and cash equivalents                                          $   707,265          $ 1,549,916
  Accounts receivable, less allowance for doubtful accounts
    of $833,065 and $598,289 in 1999 and 1998,
    respectively                                                      16,217,973           13,497,059
  Notes receivable-affiliates and other                                  945,065              372,003
  Inventories, net                                                    13,994,827           11,050,227
  Prepaid expenses and other current assets                              884,802              606,776
                                                                     -----------          -----------
          Total current assets                                        32,749,932           27,075,981
                                                                     -----------          -----------

PROPERTY, PLANT AND EQUIPMENT, at cost:
  Building and leasehold improvements                                  1,050,182              982,298
  Machinery and equipment                                             14,827,764           14,509,094
  Office equipment                                                     2,271,557            2,270,945
  Automobiles                                                             80,197               80,197
  Computer equipment and software                                      2,792,154            2,781,512
                                                                     -----------          -----------
                                                                      21,021,854           20,624,046

  Less - Accumulated depreciation and amortization                    14,331,659           12,974,505
                                                                     -----------          -----------
          Total property, plant and equipment, net                     6,690,195            7,649,541
                                                                     -----------          -----------

OTHER ASSETS:
  Cash surrender value of life insurance, net of loans                   354,505            1,194,742
  Other long-term assets                                                 112,272              124,406
                                                                     -----------          -----------
          Total other assets                                             466,777            1,319,148
          Total assets                                               $39,906,904          $36,044,670
                                                                     ===========          ===========


                 The accompanying notes to financial statements are an integral part of these balance sheets.

                              RITTENHOUSE, L.L.C.


                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1999 AND 1998


          LIABILITIES AND MEMBERS' EQUITY                    1999                 1998
------------------------------------------------         -----------          -----------

CURRENT LIABILITIES:
  Drafts outstanding                                     $ 1,005,558          $ 1,283,895
  Line-of-credit facilities                               10,600,000           10,724,000
  Accounts payable                                         9,678,154            4,533,585
  Accrued salaries, wages and commissions                  1,957,360            1,874,147
  Other accrued liabilities                                2,080,513            3,189,714
                                                         -----------          -----------
          Total current liabilities                       25,321,585           21,605,341

NOTES PAYABLE-employees                                      230,000              460,000

DEFERRED INCOME TAXES                                         25,048               26,262

DEFERRED COMPENSATION                                      1,272,597            1,206,734

COMMITMENTS AND CONTINGENCIES

MEMBERS EQUITY'                                           13,057,674           12,746,333
                                                         -----------          -----------
          Total liabilities and members' equity          $39,906,904          $36,044,670
                                                         ===========          ===========


                 The accompanying notes to financial statements are an integral part of these balance sheets.

                              RITTENHOUSE, L.L.C.


                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                    1999                    1998                    1997
                                               -------------           -------------           -------------

NET SALES                                      $ 139,105,842           $ 136,637,285           $ 146,000,281

COST OF GOODS SOLD                               106,030,343             105,457,837             112,620,009
                                               -------------           -------------           -------------
          Gross profit                            33,075,499              31,179,448              33,380,272

OPERATING EXPENSES:
  Selling expenses                                18,358,472              16,648,950              16,691,034
  General and administrative expenses             11,910,768              11,491,784              13,524,438
                                               -------------           -------------           -------------
          Operating income                         2,806,259               3,038,714               3,164,800
                                               -------------           -------------           -------------

OTHER INCOME (EXPENSE):
  Interest expense, net                           (1,193,644)               (971,577)             (1,218,500)
  Other                                               30,313                  85,836                 425,304
                                               -------------           -------------           -------------
          Other expense, net                      (1,163,331)               (885,741)               (793,196)
                                               -------------           -------------           -------------
          Income before income taxes               1,642,928               2,152,973               2,371,604

INCOME TAX EXPENSE                                   102,587                  77,511                  65,852
                                               -------------           -------------           -------------
          Net Income                           $   1,540,341           $   2,075,462           $   2,305,752
                                               =============           =============           =============


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                              RITTENHOUSE, L.L.C.


                          STATEMENTS OF MEMBERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


BALANCE, January 2, 1997            $         --

  Members' contributions              18,597,084
  Net income                           2,305,752
  Distributions                       (7,058,737)
                                    ------------

BALANCE, December 31, 1997            13,844,099

  Members' contributions                  66,000
  Net income                           2,075,462
  Distributions                       (3,239,228)
                                    ------------

BALANCE, December 31, 1998            12,746,333

  Members' contributions                  66,000
  Net income                           1,540,341
  Distributions                       (1,295,000)
                                    ------------

BALANCE, December 31, 1999          $ 13,057,674
                                    ============


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                              RITTENHOUSE, L.L.C.


                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                               1999                   1998                   1997
                                                           ------------           ------------           ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                               $  1,540,341           $  2,075,462           $  2,305,752
  Adjustments to reconcile net income to net cash
   provided by operating activities-
     Depreciation and amortization                            1,753,978              1,971,272              1,769,240
     Gain on disposal of fixed assets                           (40,735)                    --                     --
     Provision for deferred income taxes                        (12,312)               (21,050)              (301,900)
     Compensation expense related to the issuance
      of equity interest                                         66,000                 66,000                     --
     Changes in operating assets and liabilities-
      Accounts receivable, net                               (2,720,914)             1,339,632              1,326,740
      Inventories, net                                       (2,944,600)               864,645              2,149,006
      Prepaid expenses and other current assets                (289,124)                72,788                 17,969
      Other assets                                              852,371               (172,211)               (44,822)
      Drafts outstanding                                       (278,337)             1,283,895                     --
      Accounts payable                                        5,144,569             (1,723,639)              (948,781)
      Accrued salaries, wages and commissions                    83,213               (868,659)               320,739
      Deferred compensation                                      65,863                 22,353                 92,680
      Other accrued liabilities                              (1,109,201)              (447,647)                51,404
                                                           ------------           ------------           ------------
          Net cash provided by operating
           activities                                         2,111,112              4,462,841              6,738,027
                                                           ------------           ------------           ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Business acquisition, net of cash                                  --               (918,000)                    --
  Purchase of property and equipment, net                      (731,701)            (1,315,187)              (826,327)
  Notes receivable                                             (573,062)              (215,219)               295,282
  Investments                                                        --                     --                (65,551)
                                                           ------------           ------------           ------------
          Net cash used in financing activities              (1,304,763)            (2,448,406)              (596,596)
                                                           ------------           ------------           ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Members' contribution                                              --                     --              6,602,695
  Payments of notes payable                                    (230,000)                    --             (4,325,000)
  Net borrowings under line of credit facilities               (124,000)             1,015,480                398,840
  Preferred distribution                                     (1,295,000)            (3,239,228)            (3,058,737)
  Return of capital payment on preferred interest                    --                     --             (4,000,000)
                                                           ------------           ------------           ------------
          Net cash used in financing activities              (1,649,000)            (2,223,748)            (4,382,202)

NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS                                                  (842,651)              (209,313)             1,759,229

CASH AND CASH EQUIVALENTS, beginning of year                  1,549,916              1,759,229                     --
                                                           ------------           ------------           ------------

CASH AND CASH EQUIVALENTS, end of year                     $    707,265           $  1,549,916           $  1,759,229
                                                           ============           ============           ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
     Noncash members' contributions                        $         --           $         --           $ 11,994,389
     Cash paid for interest                                   1,100,694              1,013,560              1,129,308
     Cash paid for income taxes                                  96,300                 94,623                 39,688
                                                           ============           ============           ============


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                              RITTENHOUSE, L.L.C.


                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1999, 1998 AND 1997


1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

     Rittenhouse L.L.C. (the "Company"), an Illinois limited liability corporation, was formed on January 2, 1997, for the purpose of succeeding to the operations of Rittenhouse Paper Company (an S Corporation). The Company has a term life through December 31, 2070, is treated as a partnership for tax purposes and has adopted a December 31 year-end. The Company is an international converter of supplies for business machines including paper rolls, ribbons, labels and forms. Paper rolls are sold for use in cash registers, offices, facsimile and banking applications. Ribbons are sold for use in cash registers, information systems, other financial equipment and labeling systems. Labels are produced and sold to supermarket retailers for product identification and bar coding applications. Specialty forms are manufactured and sold for point-of-use applications.

2.   SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING PRINCIPLES

     All intercompany and interdivisional accounts and transactions have been eliminated and no intercompany or interdivisional profits are included in the financial statements.

     CASH AND CASH EQUIVALENTS

     The Company invests surplus funds in short-term interest-bearing financial instruments. The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

     INVENTORIES

     Inventories are stated, net of applicable reserves, at the lower of cost or market, with cost being determined under the first-in, first-out method.

     Inventories are composed of the following at December 31, 1999 and 1998:

                                            1999            1998
                                        -----------     -----------

               Raw materials            $ 7,939,146     $ 6,343,957
               Work in process              262,428         128,536
               Finished goods             6,524,890       5,215,174
               Reserves                    (731,637)       (637,440)
                                        -----------     -----------
                                        $13,994,827     $11,050,227

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property, plant and equipment are capitalized. Expenditures for repair and maintenance are charged to expense as incurred. Depreciation and amortization are provided using the straight-line method for the related property as follows:

                       ASSET DESCRIPTION                         ASSET LIFE
               -------------------------------         ----------------------------

               Machinery and equipment                            10 years
               Office equipment                                  5-10 years
               Automobiles                                        5 years
               Computer equipment and software                    5 years
               Leasehold improvements                  Shorter of life of the lease
                                                         or asset

     Upon retirement or disposal, the asset cost and related accumulated depreciation are removed from the accounts and the net amount, less proceeds, is charged or credited to operations.

     On an ongoing basis, the Company reviews long-lived assets for impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. To date, no such events or changes in circumstances have occurred. If such events or changes in circumstances occur, the Company will recognize an impairment loss if the undiscounted future cash flows expected to be generated by the asset (or acquired business) are less than the carrying value of the related asset. The impairment loss would adjust the asset to its fair value.

     INCOME TAXES

     The Company is a limited liability company whereby the members are individually responsible for income taxes that result from the operations of the Company. The provision for income taxes represents state replacement and income tax obligations of the Company. If the Company were to terminate its limited liability status at December 31, 1999, a deferred income tax asset would be recorded. Items giving rise to the potential deferred incomes taxes are summarized as follows:

                                                          1999                1998
                                                       ----------          ----------
          Deferred income tax assets-
            Receivables                                $  333,226          $  222,116
            Inventories                                   292,655             254,976
            Accrued vacation                              144,400             162,014
            Deferred compensation                         509,039             482,694
            Workers' compensation                         161,090             289,718
            Sales and real estate taxes                    70,919             172,973
            Other reserves                                     --             125,539
                                                       ----------          ----------
                                                        1,511,329           1,710,029
          Deferred incomes tax liabilities-
            Fixed assets                               (1,010,000)         (1,010,000)
                                                       ----------          ----------
                    Total net deferred tax assets      $  501,329          $  700,029
                                                       ==========          ==========

     REVENUE RECOGNITION

     The Company recognizes revenue upon shipment of product to the customer. Revenue is stated net of applicable discounts and allowances.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal year. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     Carrying values of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses reflected on the accompanying balance sheet approximate fair value due to the short-term nature of these assets and liabilities. The carrying value of the Company's debt obligations reasonably approximates their fair values as the stated interest rate approximates current market interest rates of debt with similar terms.

     CONCENTRATION OF CREDIT RISK

     The Company sells to several national office and general retail merchandisers and national service companies. Two of these customer account balances represented 18% and 7% and 19% and 10% of total accounts receivable as of December 31, 1999 and 1998, respectively, and 14% and 9%, 13% and 12% and 12% and 10% of sales for the years ended December 31, 1999, 1998 and 1997, respectively.

3.   BUSINESS ACQUISITION

     In May, 1998, the Company acquired certain assets of a company. This acquisition was accounted for as a purchase and, accordingly, the purchased assets have been recorded at their estimated fair market values at the date of the acquisition. The purchase price, as adjusted, of approximately $918,000 exceeded the fair market value of net assets acquired, resulting in goodwill of approximately $75,000.


4.   DEBT

     As of December 31, 1999, the Company has a revolving line-of-credit facility with two participating banks to borrow up to a maximum of $23,000,000, with interest based on a combination of LIBOR and prime rate (8.5% at December 31, 1999). The line-of-credit facility has an outstanding balance of $10,600,000 and is secured by all of the assets of the Company. The financial covenants required by the line of credit for the Company were met at December 31, 1999 and 1998.

     Notes payable at December 31, 1999 and 1998, consists of payables of $230,000 and $460,000, respectively, to employees due on August 31, 2005, bearing interest at Company's principal line-of-credit rate (8.5% and 7.75% at December 31, 1999 and 1998, respectively), with interest payable quarterly.


5.   INTEREST RATE SWAP

     The Company entered into an interest rate swap agreement with Harris Trust and Savings Bank in January, 1997. The Company committed to pay Harris Bank 6.17% interest on $12,000,000 for one year, $8,000,000 for two years and $4,000,000 for five years. In exchange, Harris will pay the 90-day LIBOR rate less 150 basis points for the same terms. The impact on interest expense from execution of the swap agreement was to increase interest expense by $48,600, $45,000 and $48,000 for the years ended December 31, 1999, 1998 and 1997, respectively. The fair value of the interest rate swap as of December 31, 1999, was $0.


6.   RELATED-PARTY TRANSACTIONS

     The Company is affiliated with several partnerships which lease buildings and equipment to the Company. The majority of the lessors are preferred members.

     The Class A member has a 49% interest in a joint venture agreement with Rittenhouse Latino America S.A. de C.V. ("Latino"). The following represents the transactions between the Company and Latino:

                                              1999              1998              1997
                                            --------          --------          --------

               Accounts receivable          $ 27,000          $    700          $ 20,000
               Note receivable               136,000                --            61,000
               Sales to affiliates            64,000            18,000            84,000
                                            ========          ========          ========

7.   MEMBERS' EQUITY

     The members' equity was composed of the following interests:

                                CLASS A            CLASS B         CLASS C          OTHER             TOTAL
                              -----------        ----------        --------        --------        -----------
     Balance January 2,
       1997                   $        --        $       --        $     --        $     --        $        --
          Members'
            contributions      13,442,445         5,000,000         154,639              --         18,597,084
          Net income            2,305,752                --              --              --          2,305,752
          Distributions        (7,058,737)               --              --              --         (7,058,737)
                              -----------        ----------        --------        --------        -----------

     Balance December 31,
       1997                     8,689,460         5,000,000         154,639              --         13,844,099
          Members'
            contributions              --                --              --          66,000             66,000
          Net income            2,075,462                --              --              --          2,075,462
          Distributions        (3,239,228)               --              --              --         (3,239,228)
                              -----------        ----------        --------        --------        -----------

     Balance December 31,
       1998                     7,525,694         5,000,000         154,639          66,000         12,746,333
          Members'
            contributions              --                --              --          66,000             66,000
          Net income            1,540,341                --              --              --          1,540,341
          Distributions        (1,295,000)               --              --              --         (1,295,000)
                              -----------        ----------        --------        --------        -----------

     Balance December 31,
       1999                   $ 7,771,035        $5,000,000        $154,639        $132,000        $13,057,674
                              ===========        ==========        ========        ========        ===========

     Rittenhouse Paper Company ("RPC") contributed substantially all of its assets and liabilities (cost basis of $14,597,084) to the Company in exchange for a 19.4% Class B common interest and 100% Class A preferred interest in the Company. This transaction has been accounted for at the historical cost of the net assets contributed. The preferred interest carries an annual cumulative preferred distribution premium of 12.5% of its undistributed capital contribution, determined based upon the estimated fair market value of assets contributed ($35,125,000). The amount to be paid is limited to the amount of taxable income reported by the Company in any given year. During 1997, the Company made a return of capital distribution of $4,000,000 to the Class A preferred interest to RPC.

     During 1998, the Company granted a 6% common interest to an independent consultant and an 8% common interest to other key employees/executives of the Company. In order to receive the 6% common interest, the independent consultant needs to achieve certain targeted goals as defined by the agreement. The Company believes that the likelihood of achieving these goals is remote and as such has not recorded any compensation expense related to this 6% common interest that was granted to the independent consultant. The granting of the equity interest resulted in the dilution of ownership for the members who hold the Class B common interest. In conjunction with the equity interest granted in 1998, RPC Class B common interest was diluted from 19.4% to 16.6%.

     Certain officers of the Company who also have an ownership interest in RPC own 66.4% of Class B common interest with 3% of Class C common interest held by key employees/executives of the Company. The other common interests are entitled to lesser rights than the

     Class B and Class C common interest and are held 6% by an independent consultant and 8% by other key employees/executives of the Company.

     Income, remaining after the cumulative preferred distribution, or losses are allocated to members based on the provisions outlined in the Company's operating agreement.

     Unpaid preferred distributions from prior years receive preference and are paid prior to payment of current preferred distributions. As of December 31, 1999, the Company had unpaid preferred distributions of $4,500,650.


8.   EMPLOYEE BENEFITS

     The Company maintains a profit sharing plan for all eligible employees not participating in a union-negotiated plan. There were no contributions to the plan for 1999 or 1998. The contribution to the plan is at the discretion of Company management.

     The Company maintains a 401(k) savings plan whereby all employees may elect to make contributions pursuant to a salary reduction agreement upon meeting age and length-of-service requirements. The Company makes matching contributions based upon a percentage of employee contributions. The Company is obligated to contribute 25% of an employees voluntary salary contributions limited to a maximum contribution of 1% of the participant's wages. For the years ended December 31, 1999, 1998 and 1997, the Company contributed approximately $333,000, $118,000 and $117,000, respectively.


9.   COMMITMENTS AND CONTINGENCIES

     U.S. and Canadian antitrust authorities have conducted joint investigations into alleged price fixing in the facsimile paper industry. RPC, a related party, was named as an uncharged participant by the Canadian authorities. All matters related to the Canadian investigation were resolved as to the RPC. No charges have been asserted by the U.S. nor are any anticipated.

     RPC has been named in a civil lawsuit in Canada in connection with the antitrust investigations discussed above. RPC intends to vigorously defend its position and, based on the advice of counsel, believes no material damage will result.

     Rittenhouse Latino-America S.A. de C.V. has a $600,000 line-of-credit arrangement, of which approximately three-quarters has been utilized. The Company is a guarantor of this credit arrangement.

     The Company has an indirect lease obligation in connection with financing obtained by various partnerships leasing buildings and equipment to them.

     In accordance with the Company's insurance program, a standby letter of credit is maintained. As of December 31, 1999, the Company has a $500,000 letter of credit available for insurance premium adjustments.

10.  DEFERRED COMPENSATION

     The company has two deferred compensation obligations totalling $1,272,597 and $1,206,734 as of December 31, 1999 and 1998, respectively. The first deferred compensation agreement is with a principal officer/stockholder, and payment of obligation principal and interest has been postponed indefinitely. The debt will continue to bear interest at 8% per annum. At December 31, 1999, a total of $1,042,597 was due to the officer/stockholder.

     The second deferred compensation agreement is with an employee. The Company is obligated to pay the employee $230,000 on August 31, 2005. The agreement requires interest to accrue at the Company's per annum revolving credit facility rate and payment of interest each quarter. At December 31, 1999, a total of $230,000 was due to the employee.

     These agreements are subordinated to any debts due a bank or commercial lending institution.


11.  LEASE OBLIGATIONS

     The Company leases certain manufacturing facilities, machinery and equipment, telephones and computer hardware under operating leases. These leases expire at various dates in the future. Total rent expense, exclusive of taxes, insurance and maintenance of the facilities and equipment for the years ended December 31, 1999, 1998 and 1997, was approximately $2,642,000, $2,530,000 and $2,269,000, respectively, of which approximately $2,038,000, $2,265,000 and $1,761,000, respectively, was paid to related parties.

     As of December 31, 1999, the future minimum payments under these lease obligations are as follows:

               Year ending-
                  2000                                 $2,704,190
                  2001                                  2,053,330
                  2002                                  1,553,957
                  2003                                  1,136,956
                  2004                                  1,104,840
                  Thereafter                            1,389,588
                                                       ----------
                         Total minimum future
                           lease payments              $9,942,861
                                                       ==========

12.  VALUATION AND QUALIFYING ACCOUNTS

     The following tables summarize the activity of the allowance for doubtful accounts and the reserve for excess and obsolete inventory during 1999 and 1998:

                                                 BALANCE                                                      BALANCE
               ALLOWANCE FOR                    BEGINNING            ACCOUNTS           ADDITIONS              END OF
             DOUBTFUL ACCOUNTS                   OF YEAR            WRITTEN OFF         TO ACCOUNT              YEAR
     ---------------------------------          ---------           -----------         ----------            -------

     Allowances for doubtful accounts
       activity for the year ended
       December 31, 1997                        $  521,231          $  318,381          $  466,742          $  669,592
     Allowance for doubtful accounts
       activity for the year ended
       December 31, 1998                           669,592             208,571             137,268             598,289
     Allowance for doubtful accounts
       activity for the year ended
       December 31, 1999                           598,289             328,348             563,124             833,065
                                                ==========          ==========          ==========          ==========

               RESERVE FOR
           OBSOLETE INVENTORY
     ---------------------------------

     Reserve for excess and obsolete
       inventory activity for the year
       ended December 31, 1997                  $       --          $       --          $1,600,000          $1,600,000
     Reserve for excess and obsolete
       inventory activity for the year
       ended December 31, 1998                   1,600,000           1,086,920             124,360             637,440
     Reserve for excess and obsolete
       inventory activity for the year
       ended December 31, 1999                     637,440             408,271             502,468             731,637
                                                ==========          ==========          ==========          ==========


13.  SUBSEQUENT EVENT

     On April 17, 2000, the Company was acquired, along with other related parties, for approximately $57,000,000 in cash plus a contingent consideration based on certain EBITDA targets for the year ended December 31, 2000.


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